Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York, 12302

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact:	Kevin T. Timmons Vice President/Treasurer (518) 381-3607

FOR IMMEDIATE RELEASE:

TrustCo Named to ABA Banking Journal
Top Performer List

Glenville, New York – May 16, 2011

The ABA Banking Journal once again named TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) as one of America’s top banking institutions.  In its April, 2011 issue, the magazine released its annual ranking of the top performers in the banking industry.  TrustCo ranked 12th based on an objective analysis of profitability, moving up a place from last year.  President and Chief Executive Officer Robert J. McCormick noted, “We are again pleased that this independent analysis of TrustCo’s financial performance affirms that our business model has effectively met the many challenges of recent years.”

TrustCo Bank Corp NY is a $4.0 billion bank holding company and through its subsidiary, Trustco Bank, operates 134 offices in New York, Florida, Massachusetts, New Jersey and Vermont.

In addition, the Bank operates a full service Trust Department.  The common shares of TrustCo are traded on The NASDAQ Global Select Market under the symbol TRST.

Except for the historical information contained herein, the matters discussed in this news release and other information contained in TrustCo’s Securities and Exchange Commission filings may express “forward-looking statements.”  Those “forward-looking statements” may involve risk and uncertainties, including statements containing future events or performance and assumptions and other statements of historical facts.

TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results, and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  (1) credit risk, (2) interest rate risk, (3) competition, (4) changes in the regulatory environment, (5) real estate and collateral values, and (6) changes in national and local market areas and general business and economic trends.  The foregoing list should not be construed as exhaustive, and the Company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events. Additional discussion of risks can be found in the Company’s annual reports, Form 10-K and Form 10-Q filings.